FIRST COMMERCE CORPORATION

COMPUTATION OF EARNINGS PER SHARE

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                                                  Three Months Ended         Nine Months Ended
                                                     September 30               September 30
                                             ---------------------------  -------------------------
                                                   1994         1993          1994         1993
                                                             (Restated)*                (Restated)*
                                             -------------- ------------  ------------ ------------


Primary earnings per share
- ----------------------------------
Weighted average number of common shares
  outstanding                                   26,162,932   25,933,807    26,151,607   25,860,062
Shares from assumed exercise of options,
  net of treasury stock method                     157,976      237,629       165,682      252,411
Less shares held in treasury                             -            -             -            -
                                             -------------- ------------  ------------ ------------
                                                26,320,908   26,171,436    26,317,289   26,112,473
                                             ============== ============  ============ ============

Net income (in thousands)                           $9,423      $23,870       $54,634      $72,385
Preferred dividend requirements                      1,086        1,087        $3,260       $3,261
                                             -------------- ------------  ------------ ------------
Income applicable to common shares                  $8,337      $22,783       $51,374      $69,124
                                             ============== ============  ============ ============

Per common share                                   $   .32      $   .87         $1.95        $2.65
                                             ============== ============  ============ ============

Fully diluted earnings per share**
- ----------------------------------
Weighted average number of shares
  outstanding, net of shares held in treasury   26,162,932   25,999,274    26,151,607   25,925,528
Shares from assumed exercise of options,
    net of treasury stock method                   157,976      238,495       167,556      260,563
Shares from assumed conversion of dilutive
  convertible notes and debentures:
      Preferred stock                                  -      2,794,065     2,793,412    2,794,093
      Convertible debentures                           -      3,148,791     3,136,181    3,151,385
                                             -------------- ------------  ------------ ------------
                                                26,320,908   32,180,625    32,248,756   32,131,569
                                             ============== ============  ============ ============


Income applicable to common shares                  $8,337      $22,783       $51,374      $69,124
Expenses that would not have been incurred
  if assumed conversions occurred:
      Preferred dividend requirements                  -          1,087         3,260        3,261
      Interest expense, net of tax                     -          1,739         5,196        5,222
                                             -------------- ------------  ------------ ------------
Income applicable to common shares plus
  expenses that would not have been incurred
  if assumed conversions occurred                   $8,337      $25,609       $59,830      $77,607
                                             ============== ============  ============ ============

Per common share                                   $   .32      $   .80         $1.86        $2.42
                                             ============== ============  ============ ============

* 1993 data has been restated to reflect the effect of First Acadiana National Bancshares, Inc.
** For the third quarter of 1994, convertible items were antidilutive;
   therefore, the primary and fully diluted eps computations are the same.

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